FOR IMMEDIATE RELEASE

Investor Relations:	Media:
Alan Magleby	Mary Athridge
410-454-5246	212-805-6035
amagleby@leggmason.com	mkathridge@leggmason.com

LEGG MASON REPORTS RESULTS FOR FIRST FISCAL QUARTER 2012
-- First Quarter Net Income of $60 million, or $0.40 per Diluted Share --
-- $599 Million Closed-End Fund Launch Resulted in $0.05 per Diluted Share of Related Expenses --
-- First Quarter Adjusted Income of $109 Million, or $0.73 per Diluted Share --
-- Assets Under Management of $663 Billion --

Baltimore, Maryland - July 28, 2011 - Legg Mason, Inc. (NYSE: LM) today reported its operating results for the first fiscal quarter ended June 30, 2011. The Company reported net income1 of $60.0 million, or $0.40 per diluted share, as compared with $69.0 million, or $0.45 per diluted share, in the previous quarter and $47.9 million, or $0.30 per diluted share, in the first quarter of fiscal 2011. In the quarter, Legg Mason raised $599 million through a closed-end fund launch which resulted in $11.4 million, or $0.05 per diluted share, in related expenses. Also included in this quarter's results were $13.7 million, or $0.06 per diluted share, in transition-related costs as compared to $15.7 million, or $0.07 per diluted share, of such costs in the previous quarter, and $3.2 million, or $0.01 per diluted share, in first quarter of fiscal 2011. Adjusted income2 for the first quarter was $109.1 million, or $0.73 per diluted share, as compared to $117.7 million, or $0.77 per diluted share, in the fourth quarter of fiscal 2011 and $96.3 million, or $0.60 per diluted share, in the first quarter of fiscal 2011. For the first quarter, operating revenues were $717.1 million, up 1% from $713.4 million in the prior quarter and up 6% from $674.2 million in the prior year quarter. Operating expenses of $616.7 million were up slightly, from $614.3 million in the fourth quarter of fiscal year 2011 and were up 8% from $571.4 million in the prior year quarter.

Assets Under Management (“AUM”) were $662.5 billion, down 2% as compared with $677.6 billion as of March 31, 2011 and were up 3% from $645.4 billion as of June 30, 2010.

Legg Mason also announced today that its Board of Directors has declared a quarterly cash dividend on its common stock in the amount of $0.08 per share.

(Amounts in millions, except per share amounts)
	Quarters Ended
	Jun	Mar	%	Jun	%
	2011	2011	Change	2010	Change
Total Operating Revenues	$717.1	$713.4	1%	$674.2	6%
Total Operating Expenses	616.7	614.3	—%	571.4	8%
Operating Income	100.4	99.1	1%	102.8	(2)%
Net Income[1]	60.0	69.0	(13)%	47.9	25%
Adjusted Income[2]	109.1	117.7	(7)%	96.3	13%
Net Income Per Share - Diluted[1]	0.40	0.45	(11)%	0.30	33%
Adjusted Income Per Share - Diluted[2]	0.73	0.77	(5)%	0.60	22%

(1) Net income represents Net income attributable to Legg Mason, Inc.
(2) Please see Supplemental Data below for non-GAAP performance measures.

Comments on the First Quarter of Fiscal Year 2012 Results

Mark R. Fetting, Chairman and CEO of Legg Mason said, “Overall, we are pleased with Legg Mason's first fiscal quarter of 2012, we delivered solid results including improved fixed income flows, continued diligence on expense control and successful implementation of a significant phase of our streamlining effort.

“Amid continued market uncertainty, our near-term mandate is clear. We will carefully manage our expenses, focus on growing our businesses, bring new products to market, and continue to bring our streamlining initiatives to a successful conclusion. Longer term, we are focused on positioning ourselves for future expansion while managing our capital to deliver shareholder value.”

Assets Under Management Decreased to $662.5 Billion
AUM decreased to $662.5 billion compared with $677.6 billion at March 31, 2011 primarily driven by dispositions of $19.4 billion and client outflows of $3.7 billion which more than offset market appreciation. AUM was up 3% from $645.4 billion as of June 30, 2010.

•	Equity outflows were $5.8 billion while fixed income and liquidity inflows were $0.1 billion and $2.0 billion, respectively, for the quarter ended June 30th.

•
The dispositions of $19.4 billion include $18.1 billion of liquidity AUM transferred to Morgan Stanley Smith Barney and the divestiture of Barrett Associates of $1.3 billion that we had previously disclosed.

•	At June 30, 2011, fixed income represented 55% of AUM, while equity represented 27% and liquidity represented 18% of AUM.

•	By client domicile, 64% of AUM was United States and 36% of AUM was non-U.S.

•	Average AUM during the quarter was $670.8 billion compared to $673.5 billion in the fourth quarter of fiscal year 2011 and $668.3 billion in the first quarter of fiscal year 2011.

Comparison to the Fourth Quarter of Fiscal Year 2011
Net income was $60.0 million, or $0.40 per diluted share, as compared with $69.0 million, or $0.45 per diluted share, in the fourth quarter of fiscal year 2011.

•
Revenues of $717.1 million were up 1% from $713.4 million in the prior quarter, primarily due to one additional day in the quarter, which more than offset lower average AUM and a decline in performance fees.

•
Operating expenses of $616.7 million increased slightly from $614.3 million in the fourth quarter of fiscal year 2011 due to $11.4 million of costs related to the launch of the closed-end fund this quarter, as well as an increase in compensation and benefits of $16.4 million related to the Western reimbursement step-down. The current quarter's expenses also included a $2.4 million decrease in the market value of deferred compensation and seed investments which are recorded as a reduction in compensation and benefits with an offset in other non-operating income, compared to an increase of $10.2 million in the prior quarter. Last quarter's expenses also included year-end incentive accruals and other seasonal and non-recurring compensation-related costs, in addition to increased levels of other miscellaneous expenses.

•
Other non-operating expense was $10.8 million as compared to $3.5 million of income in the fourth quarter of fiscal 2011. Gains on corporate investments, not offset by compensation were $8.0 million compared with $9.7 million in the prior quarter. The current quarter also included losses on funded deferred compensation plan and seed investments that are offset in compensation and benefits as described above. The current quarter also included $2.8 million in gains associated with consolidated investment vehicles as compared to $3.0 million in gains in the prior quarter. The consolidation of investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

•
Operating margin was 14.0%, as compared to 13.9% in the fourth quarter of fiscal year 2011. Operating margin, as adjusted[2] was 21.0%, as compared with 23.4% in the prior quarter primarily reflecting costs related to this quarter's closed-end fund launch.

•	Adjusted income was $109.1 million, or $0.73 per diluted share, compared to adjusted income of $117.7 million or $0.77 per diluted share in the prior quarter.

Comparison to the First Quarter of Fiscal Year 2011
Net income was $60.0 million, or $0.40 per diluted share, as compared with $47.9 million, or $0.30 per diluted share, in the first quarter of fiscal year 2011.

•
Operating revenues of $717.1 million increased 6% from revenues of $674.2 million in the prior year quarter reflecting the increased advisory fee yield resulting from a more favorable asset mix and increased average AUM, which more than offset lower performance fees.

•
Operating expenses of $616.7 million were up 8% over operating expenses of $571.4 million in the prior year quarter due in part to higher compensation and benefits costs as a result of the increase in revenues and the Western reimbursement step-down.

•
Other non-operating expense was $10.8 million as compared to $30.7 million of expenses in the prior year quarter. Gains on corporate investments, not offset by compensation were $8.0 million compared with $3.4 million of losses in the prior year quarter. The current quarter also included $2.8 million in gains associated with consolidated investment vehicles as compared to $1.7 million in losses in the prior year quarter.

•	Operating margin was 14.0% as compared to 15.2% in the prior year quarter. Operating margin, as adjusted, was 21.0%, as compared with 20.9% in the same period a year ago.

•	Adjusted income was $109.1 million, or $0.73 per diluted share, compared to adjusted income of $96.3 million, or $0.60 per diluted share, for the prior year quarter.

Quarterly Business Developments

Product

•	Legg Mason raised $599 million for the ClearBridge Energy MLP Opportunity Fund Inc., a closed-end fund which seeks to invest primarily in master limited partnerships in the energy sector.

•
Western Asset was named Best Long-Term Manager 2010 by the Korea Investment Corporation in its inaugural KIC External Fund Manager Award. As the sole winner of this year's award, Western Asset was selected among a pool of both fixed-income and equity managers for its “exceptional performance, consistency and dedicated client service over a three year period.”

•	Legg Mason has so far generated $135 million into a new Royce Smaller Companies Fund that was added to the cross-border UCITS range in May.

Performance

At June 30, 2011:

•
Of Legg Mason's long-term U.S. mutual fund assets, 56% were beating their Lipper category averages for the 1-year period; 70% for the 3-year period; 71% for the 5-year period and 70% for the 10-year period.

•	Of Legg Mason's long-term U.S. mutual fund assets, 53% were in funds rated 4 or 5 stars by Morningstar, including 82% of all funds managed by Royce and 51% of all funds managed by Western.

•
Seven of the 8 Western Asset funds in their institutional family outperformed their benchmarks for the 1-year period; 6 out of 8 outperformed their benchmarks for the 3-year period; 4 out of 7 outperformed for the 5-year period and 4 out of 5 funds outperformed for the 10-year period.

•
Nine out of 25 funds managed by Royce outperformed their benchmarks for the 1-year period; 14 out of 22 for the 3-year period; 14 out of 17 for the 5-year period; and all 11 outperformed for the 10-year period.

•
Five out of 11 funds managed by ClearBridge Advisors outperformed in the 1-year period; 4 out of 11 for the 3-year period; 6 out of 11 for the 5-year period; and 4 out of 11 outperformed for the 10-year period.

•
None of the funds managed by Legg Mason Capital Management outperformed their benchmarks for the 1-year period; 2 out of 5 funds outperformed for the 3-year period; and none outperformed for the 5- and 10-year periods.

Balance Sheet

At June 30, 2011, Legg Mason's cash position was $1.2 billion. Total debt was $1.4 billion and stockholders' equity was $5.7 billion. The ratio of total debt to total capital (total equity plus total debt excluding consolidated investment vehicles) was 19%, down from 20% in the prior quarter. The improvement includes the retiring of $103 million in debt related to the Equity Units on June 30 by the issuance of 1.8 million shares pursuant to the terms of the units. In the quarter, the Company completed additional open market purchases of 6.0 million shares, which reduced weighted average shares by 1.9 million.

The Board of Directors has declared a quarterly cash dividend on its common stock in the amount of $0.08 per share. The dividend is payable on October 24, 2011 to shareholders of record at the close of business on October 6, 2011.

Conference Call to Discuss Results

A conference call to discuss the Company's results, hosted by Mr. Fetting, will be held at 9:00 am EDT today. The call will be open to the general public. Interested participants should access the call by dialing 1-877-269-7756 (or for international calls 1-201-689-7817) at least 10 minutes prior to the scheduled start to ensure connection.

The presentation slides that will be reviewed during the conference call will be available on the Investor Relations section of the Legg Mason website (http://ir.leggmason.com/CorporateProfile.aspx?iid=102761) shortly after the release of the financial results.

A replay or transcript of the live broadcast will be available on the Legg Mason website, in the investor relations section, or by dialing 1-877-660-6853 (or for international calls 1-201-612-7415), enter account number 369 followed by conference number 375072 when prompted. Please note that the replay will be available beginning at 4:00 p.m. EDT on Thursday, July 28, 2011 and ending on August 11, 2011.

About Legg Mason
Legg Mason is a global asset management firm, with $663 billion in assets under management as of June 30, 2011. The Company provides active asset management in many major investment centers throughout the world. Legg Mason is headquartered in Baltimore, Maryland, and its common stock is listed on the New York Stock Exchange (symbol: LM).

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see "Risk Factors" and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and in the Company's quarterly reports on Form 10-Q.

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended

	June 2011	March 2011	June 2010
Operating Revenues:
Investment advisory fees:
Separate accounts	$204,793	$204,267	$200,972
Funds	400,144	392,084	352,699
Performance fees	18,614	19,790	22,774
Distribution and service fees	92,064	95,011	96,314
Other	1,493	2,278	1,406
Total operating revenues	717,108	713,430	674,165

Operating Expenses(1):
Compensation and benefits	300,352	298,899	266,074
Transition-related compensation	11,395	12,604	2,713
Total compensation and benefits	311,747	311,503	268,787
Distribution and servicing	180,756	174,893	184,702
Communications and technology	40,501	43,280	39,976
Occupancy	33,238	33,435	33,675
Amortization of intangible assets	5,578	5,660	5,728
Other	44,922	45,519	38,520
Total operating expenses	616,742	614,290	571,388

Operating Income	100,366	99,140	102,777

Other Non-Operating Income (Expense)
Interest income	3,055	3,052	1,815
Interest expense	(22,361)	(22,518)	(22,801)
Other income (expense)	3,403	14,892	(7,291)
Other non-operating income (expense) of
consolidated investment vehicles	5,102	8,060	(2,393)
Total other non-operating income (expense)	(10,801)	3,486	(30,670)

Income Before Income Tax Provision	89,565	102,626	72,107

Income tax provision	27,867	31,858	27,064

Net Income	61,698	70,768	45,043
Less: Net income (loss) attributable
to noncontrolling interests	1,746	1,731	(2,888)

Net Income Attributable to
Legg Mason, Inc.	$59,952	$69,037	$47,931

Net Income per share
Attributable to Legg Mason, Inc.
Common Shareholders:
Basic	$0.40	$0.45	$0.30

Diluted	$0.40	$0.45	$0.30

Weighted Average Number of Shares
Outstanding:
Basic	149,210	151,948	160,123
Diluted	149,347	152,089	160,762

(1) Operating expenses include transition costs related to streamlining our business model.
See Supplemental Data - Operating margin, as adjusted for additional details.

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO LEGG MASON, INC.
TO ADJUSTED INCOME (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended

	June 2011	March 2011	June 2010

Net Income Attributable to Legg Mason, Inc.	$59,952	$69,037	$47,931

Plus (Less):
Amortization of intangible assets	5,578	5,660	5,728
Deferred income taxes on intangible assets:
Tax amortization benefit	34,038	33,542	33,687
Imputed interest on convertible debt	9,489	9,439	8,909

Adjusted Income	$109,057	$117,678	$96,255

Net Income per Diluted Share Attributable
to Legg Mason, Inc. Common Shareholders	$0.40	$0.45	$0.30

Plus (Less):
Amortization of intangible assets	0.04	0.04	0.04
Deferred income taxes on intangible assets:
Tax amortization benefit	0.23	0.22	0.21
Imputed interest on convertible debt	0.06	0.06	0.05

Adjusted Income per Diluted Share	$0.73	$0.77	$0.60

(1) See explanations for Use of Supplemental Data as Non-GAAP Performance Measures.

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF OPERATING MARGIN, AS ADJUSTED(1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended

	June 2011	March 2011	June 2010

Operating Revenues, GAAP basis	$717,108	$713,430	$674,165

Plus (Less):
Operating revenues eliminated upon
consolidation of investment vehicles	1,052	1,236	779
Distribution and servicing expense excluding
consolidated investment vehicles	(180,743)	(174,834)	(184,689)

Operating Revenues, as Adjusted	$537,417	$539,832	$490,255

Operating Income, GAAP basis	$100,366	$99,140	$102,777

Plus (Less):
Gains (losses) on deferred compensation
and seed investments	(2,366)	10,208	(4,621)
Transition-related costs(2)	13,720	15,693	3,155
Operating income and expenses of
consolidated investment vehicles	1,162	1,357	1,243

Operating Income, as Adjusted	$112,882	$126,398	$102,554

Operating margin, GAAP basis	14.0%	13.9%	15.2%
Operating margin, as adjusted	21.0	23.4	20.9

(1) See explanations for Use of Supplemental Data as Non-GAAP Performance Measures.
(2) Transition-related costs:
Compensation	$11,395	$12,604	$2,713
Communications and technology	2,106	2,649	—
Occupancy	217	213	—
Other	2	227	442
Total	$13,720	$15,693	$3,155

LEGG MASON, INC. AND SUBSIDIARIES
(Amounts in billions)
(Unaudited)

Assets Under Management
	Quarters Ended
	June 2011	March 2011	December 2010	September 2010	June 2010
By asset class:
Equity	$181.5	$189.6	$184.2	$169.6	$155.8
Fixed Income	365.4	356.6	355.8	371.6	357.9
Long-Term	546.9	546.2	540.0	541.2	513.7
Liquidity	115.6	131.4	131.8	132.3	131.7
Total	$662.5	$677.6	$671.8	$673.5	$645.4

By asset class (average):
Equity	$187.5	$187.0	$175.7	$162.0	$167.6
Fixed Income	363.1	354.7	364.9	365.0	362.0
Long-Term	550.6	541.7	540.6	527.0	529.6
Liquidity	120.2	131.8	131.8	131.6	138.7
Total	$670.8	$673.5	$672.4	$658.6	$668.3

Component Changes in Assets Under Management
	Quarters Ended
	June 2011	March 2011	December 2010	September 2010	June 2010
Beginning of period	$677.6	$671.8	$673.5	$645.4	$684.5
Net client cash flows	(3.7)	(8.7)	(16.7)	(12.7)	(23.1)
Market performance and other	8.0	16.6	15.0	40.8	(16.0)
Acquisitions (Dispositions), net	(19.4)	(2.1)	—	—	—
End of period	$662.5	$677.6	$671.8	$673.5	$645.4

Note: Due to rounding of quarterly results, total amounts for fiscal year may differ immaterially from the annual results.

LEGG MASON, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP BASIS CONSOLIDATED STATEMENT OF INCOME
TO NON-GAAP BASIS CONSOLIDATED STATEMENT OF INCOME EXCLUDING INVESTMENT VEHICLES (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarter Ended June 30, 2011			Quarter Ended March 31, 2011			Quarter Ended June 30, 2010

	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Investment Vehicles	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Investment Vehicles	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Investment Vehicles

Operating Revenues:
Investment advisory fees	$623,551	$1,035	$624,586	$616,141	$1,219	$617,360	$576,445	$767	$577,212
Distribution and service fees	92,064	17	92,081	95,011	17	95,028	96,314	12	96,326
Other	1,493	—	1,493	2,278	—	2,278	1,406	—	1,406
Total operating revenues	717,108	1,052	718,160	713,430	1,236	714,666	674,165	779	674,944

Operating Expenses:
Compensation and benefits	311,747	—	311,747	311,503	—	311,503	268,787	—	268,787
Distribution and servicing	180,756	(13)	180,743	174,893	(59)	174,834	184,702	(13)	184,689
Other	124,239	(97)	124,142	127,894	(62)	127,832	117,899	(451)	117,448
Total operating expenses	616,742	(110)	616,632	614,290	(121)	614,169	571,388	(464)	570,924

Operating Income	100,366	1,162	101,528	99,140	1,357	100,497	102,777	1,243	104,020

Other Non-Operating Income (Expense)
Net interest income (expense)	(19,306)	—	(19,306)	(19,466)	—	(19,466)	(20,986)	—	(20,986)
Other income (expense)	8,505	(2,831)	5,674	22,952	(3,015)	19,937	(9,684)	1,699	(7,985)
Other non-operating income (expense)	(10,801)	(2,831)	(13,632)	3,486	(3,015)	471	(30,670)	1,699	(28,971)

Income (Loss) Before Income Tax Provision	89,565	(1,669)	87,896	102,626	(1,658)	100,968	72,107	2,942	75,049

Income tax provision	27,867	—	27,867	31,858	—	31,858	27,064	—	27,064

Net Income (Loss)	61,698	(1,669)	60,029	70,768	(1,658)	69,110	45,043	2,942	47,985

Less: Net income (loss) attributable
to noncontrolling interests	1,746	(1,669)	77	1,731	(1,658)	73	(2,888)	2,942	54

Net Income Attributable to Legg Mason, Inc.	$59,952	$—	$59,952	$69,037	$—	$69,037	$47,931	$—	$47,931

Effective Income Tax Rate	31.1%			31.0%			37.5%

Effective Income Tax Rate Excluding
Consolidated Investment Vehicles			31.7%			31.6%			36.1%

(1) See explanations for Use of Supplemental Data as Non-GAAP Performance Measures.

Use of Supplemental Data as Non-GAAP Performance Measures
As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles (“non-GAAP”) for “Adjusted Income", “Consolidated Statements of Income, Excluding Consolidated Investment Vehicles”, and “Operating Margin, As Adjusted” that management uses as benchmarks in evaluating and comparing the period-to-period operating performance of Legg Mason, Inc. and its subsidiaries.

Adjusted Income
We define “Adjusted Income” as Net Income (Loss) Attributable to Legg Mason, Inc. plus amortization and deferred taxes related to intangible assets and goodwill, and imputed interest and tax benefits on contingent convertible debt less deferred income taxes on goodwill and indefinite-life intangible asset impairment, if any. We also adjust for non-core items that are not reflective of our economic performance, such as impairment charges and the impact of tax rate adjustments on certain deferred tax liabilities related to indefinite-life intangible assets and goodwill, and net money market fund support losses (gains).
We believe that Adjusted Income provides a good representation of our operating performance adjusted for non-cash acquisition related items and other items that facilitate comparison of our results to the results of other asset management firms that have not issued contingent convertible debt, made significant acquisitions, or engaged in money market fund support transactions. We also believe that Adjusted Income is an important metric in estimating the value of an asset management business.

Adjusted Income only considers adjustments for certain items that relate to operating performance and comparability, and therefore, is most readily reconcilable to Net Income Attributable to Legg Mason, Inc. determined under GAAP. This measure is provided in addition to Net Income, but is not a substitute for Net Income and may not be comparable to non-GAAP performance measures, including measures of adjusted earnings or Adjusted Income, of other companies. Further, Adjusted Income is not a liquidity measure and should not be used in place of cash flow measures determined under GAAP. Legg Mason considers Adjusted Income to be useful to investors because it is an important metric in measuring the economic performance of asset management companies, as an indicator of value, and because it facilitates comparison of Legg Mason's operating results with the results of other asset management firms that have not engaged in significant acquisitions, issued contingent convertible debt, or engaged in money market fund support transactions.

In calculating Adjusted Income, we add the impact of the amortization of intangible assets from acquisitions, such as management contracts, to Net Income Attributable to Legg Mason, Inc. to reflect the fact that these non-cash expenses distort comparisons of Legg Mason's operating results with the results of other asset management firms that have not engaged in significant acquisitions. Deferred taxes on indefinite-life intangible assets and goodwill include actual tax benefits from amortization deductions that are not realized under GAAP absent an impairment charge or the disposition of the related business.  Because we fully expect to realize the economic benefit of the current period tax amortization, we add this benefit to net income in the calculation of Adjusted Income.  However, because of our net operating loss carry forward, we will receive the benefit of the current tax amortization over time. Conversely, we subtract the non-cash income tax benefits on goodwill and indefinite-life intangible asset impairment charges and United Kingdom tax rate adjustments on excess book basis on certain acquired indefinite-life intangible assets, if applicable, that have been recognized under GAAP. We also add back imputed interest on contingent convertible debt, which is a non-cash expense, as well as the actual tax benefits on the related contingent convertible debt that are not realized under GAAP. We also add (subtract) other non-core items, such as net money market fund support losses (gains) (net of losses on the sale of the underlying SIV securities, if applicable). These adjustments reflect that these items distort comparisons of Legg Mason's operating results to prior periods and the results of other asset management firms that have not engaged in money market fund support transactions or significant acquisitions, including any related impairments.

Should a disposition, impairment charge or other non-core item occur, its impact on Adjusted Income may distort actual changes in the operating performance or value of our firm. Also, realized losses on money market fund support transactions are reflective of changes in the operating performance and value of our firm. Accordingly, we monitor these items and their related impact, including taxes, on Adjusted Income to ensure that appropriate adjustments and explanations accompany such disclosures.

Although depreciation and amortization of fixed assets are non-cash expenses, we do not add these charges in calculating Adjusted Income because these charges are related to assets that will ultimately require replacement.

Consolidated Statements of Income, Excluding Consolidated Investment Vehicles
In accordance with financial accounting standards on consolidation, Legg Mason consolidates and separately identifies certain sponsored investment vehicles, the most significant of which is a collateralized loan obligation entity. In presenting our “Consolidated Statements of Income, Excluding Consolidated Investment Vehicles”, we add back the investment advisory and distribution and servicing fees that are eliminated upon the consolidation of investment vehicles and exclude the operating expenses and the impact on non-operating income (expense) and noncontrolling interests of consolidated investment vehicles.

We believe it is important to provide the Consolidated Statements of Income, Excluding Consolidated Investment Vehicles to present the underlying economic performance of our core asset management operations, which does not include the results of the investment funds that we manage but may not own all of the equity invested. By deconsolidating the consolidated investment vehicles from the Consolidated Statements of Income, the investment advisory and distribution fees earned by Legg Mason from consolidated investment vehicles are added back to reflect our actual revenues. Similarly the operating expenses and the impact on non-operating income (expense) and noncontrolling interests of consolidated investment vehicles are removed from the GAAP basis Statements of Income since this activity does not actually belong to Legg Mason. The deconsolidation of the investment vehicles does not have any impact on Net Income Attributable to Legg Mason, Inc. in any period presented. The Consolidated Statements of Income, Excluding Consolidated Investment Vehicles are presented in addition to our GAAP basis Consolidated Statements of Income, but are not substitutes for the GAAP basis Consolidated Statements of Income and may not be comparable to Statements of Income presented on a non-GAAP basis of other companies.

Operating Margin, As Adjusted
We  calculate “Operating Margin, As Adjusted,” by dividing (i) Operating Income, adjusted to exclude the impact on compensation expense of gains or losses on investments made to fund deferred compensation plans, the impact on compensation expense of gains or losses on seed capital investments by our affiliates under revenue sharing agreements, transition-related costs of streamlining our business model, income (loss) of consolidated investment vehicles and, impairment charges by (ii) our operating revenues, adjusted to add back net investment advisory fees eliminated upon consolidation of investment vehicles, less distribution and servicing expenses which we use as an approximate measure of revenues that are passed through to third parties, which we refer to as “adjusted operating revenues”.  The compensation items, other than transition-related costs, are removed from Operating Income in the calculation because they are offset by an equal amount in Other non-operating income (expense), and thus have no impact on Net Income Attributable to Legg Mason, Inc.  Transition-related costs and income (loss) of consolidated investment vehicles are removed from Operating Income in the calculation because these items are not reflective of our core asset management operations. We use adjusted operating revenues in the calculation to show the operating margin without distribution and servicing expenses, which we use to approximate our distribution revenues that are passed through to third parties as a direct cost of selling our products, although distribution and servicing expenses may include commissions paid in connection with the launching of closed-end funds for which there is no corresponding revenue in the period. Adjusted operating revenues also include our advisory revenues we receive from consolidated investment vehicles that are eliminated in consolidation under GAAP.  Legg Mason believes that Operating Margin, As Adjusted, is a useful measure of our performance because it provides a measure of our core business activities excluding items that have no impact on Net Income and because it indicates what Legg Mason's operating margin would have been without the distribution revenues that are passed through to third parties as a direct cost of selling our products, transition-related costs, and the impact of the consolidation of certain investment vehicles described above. The consolidation of these investment vehicles does not have an impact on Net income Attributable to Legg Mason, Inc.  This measure is provided in addition to the Company's operating margin calculated under GAAP, but is not a substitute for calculations of margins under GAAP and may not be comparable to non-GAAP performance measures, including measures of adjusted margins of other companies.